Exhibit 23.3

CONSENT OF STATE CERTIFIED GENERAL APPRAISER

 I hereby consent to the quotation and summarization of my appraisal of property in Registration Statement on Form S-1 (No. 333-219895) of Korth Direct Mortgage LLC.

Christopher A. Rolly, MAI, President Cert Gen RZ1743

Altamonte Springs, Florida 32701 October 30, 2017

 498 Palm Springs Drive, Suite 100, Altamonte Springs, FL 32701
  Office: 407-369-8080      Toll Free Fax: 855-856-8080